UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): February 27, 2020
GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING INTERNATIONAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
Delaware	033-80475	84-0772929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)
(Zip Code)
(770) 240-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange
Securities registered pursuant to section 12(g) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 27, 2020, Graphic Packaging Holding Company (the “Company”) announced that through its primary U.S. operating company, Graphic Packaging International, LLC, it has entered into a definitive agreement to acquire the Consumer Packaging Group business from Greif, Inc. In addition, the Company also reaffirmed its guidance for 2020 Adjusted EBITDA and cash flow previously provided on the fourth quarter and full year 2019 financial results call held on January 28, 2020. The press release regarding the acquisition and the reaffirmed 2020 guidance is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of Graphic Packaging Holding Company dated February 27, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING INTERNATIONAL, LLC
(Registrants)

Dated: February 27, 2020	By: /s/ Lauren S. Tashma
Lauren S. Tashma
Executive Vice President, General Counsel and Secretary